CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-275798 on Form S-6 of our report dated January 16, 2024, relating to the financial statement of FT 11195, comprising Municipal Income ETF Portfolio, Series 11, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 16, 2024